Exhibit 10.e

           FINGERHUT COMPANIES, INC. AND SUBSIDIARIES

            1995 KEY MANAGEMENT INCENTIVE BONUS PLAN

                               FOR

                  DESIGNATED CORPORATE OFFICERS


Highlights

    This incentive bonus program covers designated Corporate
  Officers.

    The Plan is based on Company financial performance and on achievement of approved individual performance objectives
  (MBO's).

    (Company financial performance will be allocated between overall Company performance and the performance of designated business unit(s). Financial schedules will be developed for overall company performance and each designated business unit.)

    The Plan is self-funding; that is, the financial objectives of the Company and business units must be met after the effect of any bonus payments.

    At goal, overall Company performance will require earnings per share of $x.xx. The maximum payout under overall Company performance will occur at pre-tax consolidated earnings per share of $x.xx. No incentive bonus for overall company financial performance will be paid unless $x.xx per share goal is achieved.

    At goal, Fingerhut Base Business performance will require pre-tax consolidated earnings of $xx.x million. The maximum payout under Fingerhut Base Business performance will occur at pre-tax consolidated earnings of $xxx.x million. No incentive bonus for Fingerhut Base Business financial performance will be paid unless the $xx.x million goal is achieved.

    At goal, Fingerhut Financial Services (FFS) performance will require pre-tax consolidated earnings of $xx.x million. The maximum payout under FFS performance will occur at pre-tax consolidated earnings of $xx.x million. No incentive bonus for FFS financial performance will be paid unless the $xx.x million goal is achieved.

    The practice of establishing minimum earnings requirements for payout on individual performance objectives (MBO's) has been discontinued. The financial objectives of the company and/or designated business units, however, must be met after the effect of any bonus payments in order for individual performance objectives (MBO's).


           FINGERHUT COMPANIES, INC. AND SUBSIDIARIES

            1995 KEY MANAGEMENT INCENTIVE BONUS PLAN


Participation in this Plan is limited to officers of Fingerhut Companies, Inc., and subsidiaries recommended by the Executive Compensation Committee and approved by the Chief Executive Officer. The intent of the Plan is to pay bonus amounts at goal ranging from 75% to 125% of base salary. The bonus amounts are based on: (1) targeted bonus percentage, (2) Company financial performance, (which includes performance of overall Company and the performance of designated business unit(s)), and (3) achievement of individual objectives. (For the Chief Executive Officer, at goal, 100% of targeted bonus amount will be determined by overall Company financial performance.

(For Executive Vice Presidents, Senior Vice Presidents, and the President, Fingerhut Financial Services, at goal, 65% of targeted bonus amount will be allocated between overall Company performance and designated business unit(s) performance, and 35% will be determined by achievement of individual objectives. For Vice Presidents at goal, 50% of the targeted bonus amounts will be allocated between overall Company performance and designated business unit(s) performance, and 50% will be determined by achievement of individual objectives). In the event of above goal overall Company performance and/or business unit(s) performance, the corresponding Company performance factor will be increased in accordance with Schedules B, C, or D, as applicable.

This Plan will be effective for fiscal years commencing January 1, 1996 and later but the Company may change, modify or terminate the Plan at any time, including adding or deleting business units. Schedules B, C, and D of the Plan will be revised each fiscal year to reflect the overall Company's and business unit(s) fiscal year goals. (Schedule E will be revised each year to reflect the weighting of Company financial performance allocated between overall Company performance and performance of designated business unit(s) for each designated Corporate Officer. Prior to the start of each fiscal year the Executive Compensation Committee will review the Plan and the revised Schedules B, C, D, and E.

Eligibility

1. Participation in the Plan is limited to officers of Fingerhut Companies, Inc. and subsidiaries who are recommended by the Executive Compensation Committee and approved by the Chief Executive Officer and who are not participants in the Annual Incentive Bonus Plan.

2. No bonus award will be made if a participant leaves the employ of the Company prior to the last day of the measurement period. The only exceptions to this will be for death, retirement, disability, or transfer to an affiliate company and in these situations a prorated bonus award will be made.

     In the event of a prorated award the participant may be paid a bonus for the time during the bonus period that he or she was a participant. In the event of an involuntary termination, the Executive Compensation Committee will have complete discretion to pay or not pay a bonus and to adjust the bonus amount in whatever way the Committee deems appropriate.

3. A new participant who becomes eligible to participate in the Plan during a bonus period may be paid a bonus in proportion to the time during the bonus period that he or she was a participant. A participant whose position and targeted bonus percentage changes during the year shall receive an adjusted bonus based on performance in each position held and proportional in amount to the period each position was held.
This adjustment will apply to both Company and individual performance objectives.

Definition of Salary

1. Salary shall be defined as paid base wages during the fiscal year exclusive of any benefits and other payments.

2. Bonus amounts paid under the Plan shall be included for purposes of determining benefits from the Fingerhut Corporation
Pension and Profit Sharing Plans.

Payment

1. The formula yielding the individual bonus payment for all participants will be as follows:

Paid Base   Targeted   Overall         Business        Individual    Bonus
Wages     X Bonus    X Company    +    Unit(s)    +    Performance = Amount
                       Performance     Performance     Factor
                       Factor

Example - At Goal Performance

-    Executive Vice President earns $280,000 salary
-    Targeted bonus percentage is 125% of paid base wages
- (Company performance factor is allocated 20% to overall Company financial performance and 60% to designated business unit financial performance.)
-    Overall Company performance factor is achieved at goal (i.e.
     20%)
- Designated business unit performance factor is achieved at goal (i.e. 60%)
-    Individual performance rating is 15%

     Salary X       125% X    (20% + 65% + 15%)   =    Bonus
     --------------------------------------------------------
     $280,000       $350,000       95%            =    $332,500


Example - Above Goal Performance

-    Executive Vice President earns $280,000 salary
-    Targeted bonus percentage is 125% of paid base wages
- (Company performance factor is allocated 20% to overall Company financial performance and 60% to designated business unit financial performance)
-    overall Company performance factor is achieved above goal at
     25%
- Designated business unit performance factor is achieved above goal at 70%
-    Individual performance rating is 15%

     Salary X  125%   X  (25% + 70% + 15%)   =    Bonus
     ---------------------------------------------------
     $280,000  $350,000       110%           =    $385,000

Example - Below Goal Performance

-    Executive Vice President earns $280,000 salary
-    Targeted bonus percentage is 125% of paid base wages
- (Company performance factor is allocated 20% to overall Company financial performance and 60% to designated business unit financial performance)
-    Overall Company performance factor is achieved below goal at
     15%
- Designated business unit performance factor is achieved below goal at 55%
-    Individual performance rating is 15%

     Salary X  125%  X   (15% + 55% + 15%)   =    Bonus
     ---------------------------------------------------
     $280,000  $350,000       85%            =    $297,500

2. In the event the minimum Plan threshold for payout for overall company performance is not attained, no payout will be made on the Company performance factor allocated to overall company performance. In the event the minimum Plan threshold for payout for designated business unit(s) performance is not attained, no payout will be made on the Company performance factor allocated to designated business unit(s) performance.

3. In the event the minimum Plan threshold for payout of Company performance is not attained, a special Discretionary Fund will be established in an amount equal to 10% of annualized salaries of all Plan participants. This fund may or may not be paid out, as determined at the discretion of the Executive
Compensation Committee and approved by the Chief Executive
Officer.

4. No threshold level will be established for payout of individual performance objectives (MBO's).

5. Payment of bonus awards will be made in cash and will include required payroll deductions after the actual results have been reviewed by the Chief Financial Officer and approved by the Chief Executive Officer. The bonus payments will occur as soon as possible after the approval date.

6. The Plan is self-funding. Thus, the financial objectives of the Company must be met after the effect of any bonus payments.

7. The Chief Executive Officer may make discretionary bonus payments to participants over and above the defined formula for
(i) extraordinary performance or (ii) in other cases, upon the recommendation of the Executive Compensation Committee where determined by the Committee to be warranted.

8. If significant unforeseen results affect the Company's business positively or negatively during the year, that were not included in the Company performance goal and/or business unit(s) goal for the year, the financial performance goal may be adjusted to reflect the effects of such unplanned events. Such unplanned situations shall include but are not limited to:

     A.   Unplanned acquisitions/new business ventures
     B.   Unplanned divestitures
     C. The inclusion or exclusion of new participants under the Plan as mentioned in items A and B.

     The Executive Compensation Committee will make a recommendation on the appropriate adjustment of such an unplanned situation on this Plan, which will be decided by the Chief
Executive Officer.

Approvals

1. The head of each Department will recommend individual objectives and the (weighting between overall Company performance and business unit(s) performance) at the start of the measurement period. Each Officer will recommend and justify to the Executive Compensation Committee the weighting of the Company performance factor, objectives, and performance factors for participating officers. The Executive Compensation Committee will review the Company performance factor weightings, objectives, and performance factors, approve them, and forward to the Chief Executive Officer. The decision of the Chief Executive Officer will be final, conclusive and binding with respect to the establishment of Company performance factor weightings, objectives, and performance of the participants.

2. Achievement of objectives ratings of the participants will be reviewed, recommended and submitted by the appropriate officer to the Executive Compensation Committee. Final determination and approval of satisfaction of Plan objectives and bonus amounts will be by the Chief Executive Officer.

3.   The administration of the Key Management Incentive Bonus
Plan is the responsibility of the Executive Compensation
Committee.


                    FINGERHUT COMPANIES, INC.

                        AND SUBSIDIARIES

             GUIDELINES FOR ESTABLISHING INDIVIDUAL

                     PERFORMANCE OBJECTIVES


1. Key Management Incentive Bonus Plan (KMIBP) participants will meet with the appropriate Officer prior to the beginning of the measurement period to discuss specific results to be achieved during the year.

2. The participant will then draft and submit to the Officer goals to be accomplished during the year. These objectives must be written on the KMIBP form (see attached). The participant and Officer will then recommend achievement rating points to each objective (see schedule F). Points assigned should reflect the priority of the objective; i.e. higher priority objectives should carry more points. Achievement rating points assigned must total 20 for Management Committee members, Executive Vice Presidents, Senior Vice Presidents and the President, Fingerhut Financial Services and total 50 for Vice Presidents.

3. Characteristics of Well Developed Objectives - To be meaningful, individual performance objectives (MBO's) should be:

     Challenging - The objective should present a challenge to the participant.

     Attainable - The objective should be both realistic and achievable.

     Measurable - The objective should be as specific and quantitative as possible. It should be expressed in tangible and measurable terms. If it is not quantifiable, the results of the achievement should be verifiable.

     Relevant - There should be a clear and direct relationship between the objective and the Company's goals.

4. Performance objectives require the approval of the Executive Compensation Committee and the Chief Executive Officer prior to formal communication to the participants. The Chief Executive Officer reserves the right to add, delete, or change recommended objectives.

5. At the end of each quarter, and at fiscal year end, the participant and the appropriate Officer will review results against objectives. The final rating at the end of the measurement period will determine the bonus amount paid.


                           SCHEDULE A

                    FINGERHUT COMPANIES, INC.

                        AND SUBSIDIARIES

            1995 KEY MANAGEMENT INCENTIVE BONUS PLAN

                            Job Level

                     Targeted Bonus Schedule


Job Level                          Targeted Bonus Percentage

Executive Vice Presidents          125% of Paid Base Wages

President, Fingerhut Financial     125% of Paid Base Wages
Services

Senior Vice Presidents             100% of Paid Base Wages

Vice Presidents                    75% of Paid Base Wages



                           SCHEDULE F


                    FINGERHUT COMPANIES, INC.

                        AND SUBSIDIARIES

            1995 KEY MANAGEMENT INCENTIVE BONUS PLAN

                      INDIVIDUAL OBJECTIVES


       PERFORMANCE FACTOR - MANAGEMENT COMMITTEE MEMBERS,
      EXECUTIVE VICE PRESIDENTS, SENIOR VICE PRESIDENTS AND
             PRESIDENT, FINGERHUT FINANCIAL SERVICES


                         1 to 35 Points

                       Maximum Performance
                   Factor Possible - 35 Points


              PERFORMANCE FACTOR - VICE PRESIDENTS

                         1 to 50 Points

                       Maximum Performance
                   Factor Possible - 50 Points






The Plan is self-funding; that is, the financial objectives of the overall Company and/or designated Business Unit(s) must be met after the effect of any bonus payment.